Filed pursuant to Rule 433(d)
Registration Statement No. 333-131136

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Term Sheet	Date Prepared: November 16, 2006

Citigroup Mortgage Loan Trust Asset-Backed Certificates,
Series 2006-AR9

Approximate Total Offered Size: $[413,276,000]
Citigroup Global Markets Realty Corp.
Seller

Wells Fargo Bank, N.A.
Servicer

Citigroup Mortgage Loan Trust Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class	Coupons	Ratings (S&P/Moodys)		WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES
Class 1-A1	$176,801,000	FLT/Sup Sen/SEQ	LIBOR_1mo + [](2)	[AAA]	[Aaa]	1.00 / 1.00	1-24 / 1-24
Class 1-A2	$109,429,000	FLT/Sup Sen/SEQ	LIBOR_1mo + [](2)	[AAA]	[Aaa]	3.00 / 3.00	24-52 / 24-52
Class 1-A3	$ 67,346,000	FLT/Sup Sen/SEQ	LIBOR_1mo + [](2)	[AAA]	[Aaa]	5.52 / 6.48	52-72 / 52-152
Class 1-A4	$ 39,286,000	FLT/Sen Mezz	LIBOR_1mo + [](2)	[AAA]	[Aaa]	2.48 / 2.66	1-72 / 1-152
Class 1-M1	$ 9,582,000	FLT/Mezz	LIBOR_1mo + [](2)	[AA]	[Aa2]	4.25 / 4.45	37-72 / 37-94
Class 1-M2	$ 6,249,000	FLT/Mezz	LIBOR_1mo + [](2)	[A]	[A2]	4.21 / 4.24	37-72 / 37-80
Class 1-M3	$ 2,499,000	FLT/Mezz	LIBOR_1mo + [](2)	[BBB]	[Baa2]	3.96 / 3.96	37-64 / 37-64
Class 1-M4	$ 2,084,000	FLT/Mezz	LIBOR_1mo + [](2)	[BBB-]	[Baa3]	3.57 / 3.57	37-54 / 37-54
NON-OFFERED CERTIFICATES
Class 1-CE
Class 1-R

(1)
The class sizes are approximate and subject to +/- 10% variance and rating agency levels. This transaction has two independent groups of collateral: Group 1 and Group 2 Mortgage Loans. Only the Group 1 Certificates supported by the Group 1 Mortgage Loans which are shown above as offered classes are offered pursuant to this term sheet.

(2)
The Class 1-A Certificates will bear interest at variable rates, and their respective margins will increase to 2x on the Distribution Date following the first possible Optional Termination Date; the Class 1-M Certificates will bear interest at variable rates and their margins will increase to 1.5x on the Distribution Date following the first possible Optional Termination Date.

(3)	Based on Pricing Prepayment Assumption.

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc.
Rating Agencies:	S&P / Moody’s	Expected Settlement Date:	November 30, 2006
Trustee:	U.S. Bank National Association	Trust Administrator:	CitiMortgage, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com
Brian Delany	(212) 723-6038	brian.delany@citigroup.com

Mortgage Finance
Pete Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Pavithra Jayaraman	(212) 723-6386	pavithra.jayaraman @citigroup.com
Shameer Hussein	(212) 723-9552	shameer.hussein@citigroup.com
Jonathan Riber	(212) 723-9937	jonathan.riber@citigroup.com
Kathryn Ebner	(212) 723-6879	kathryn.ebner@citigroup.com

Analytics
Shekhar Shah	(212) 723-5386	shekhar.shah@citigroup.com
Noel Doromal	(212) 723-9026	noel.doromal@citigroup.com
Hicham Fathi	(212) 723-6273	hicham.fathi@citigroup.com

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

Transaction Summary

Title of Securities:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2006-AR9.

Offered Certificates:
Approximately $392,862,000 senior variable-rate Certificates (the Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates) and approximately $20,414,000 mezzanine variable-rate Certificates (the Class 1-M1, Class 1-M2, Class 1-M3 and Class 1-M4 Certificates).

Non-Offered Certificates:	Class 1-CE and Class 1-R Certificates.

Class 1-A Certificates:	Class 1-A1, Class 1-A2, Class 1-A3 and Class 1-A4 Certificates

Class 1-M Certificates:	Class 1-M1, Class 1-M2, Class 1-M3 and Class 1-M4 Certificates

Seller:	Citigroup Global Markets Realty Corp.

Originator:	Wells Fargo Bank, N.A.

Servicer:	Wells Fargo Bank, N.A.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicer regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Master Servicer and Trust Administrator:	CitiMortgage, Inc.

Paying Agent:	Citibank, N.A.

Trustee:	U.S. Bank National Association.

Cap Provider:	TBD

Group 1 Mortgage Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will consist of approximately 1,142 adjustable-rate, first lien, hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $416,609,744 (the “Group 1 Mortgage Loans”). The mortgage rates on the Group 1 Mortgage Loans are determined based on a 12-Month LIBOR, 6-Month LIBOR or 1-Year CMT index and have initial rate adjustments occurring five or seven years after the first due date. The rate adjustment frequency of the Group 1 Mortgage Loans is semi-annual or annual after the initial rate adjustment.

The characteristics of the pool of Group 1 Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Group 1 Mortgage Loans described herein although the range of mortgage rates and maturities and certain other characteristics of the Group 1 Mortgage Loans set forth in this term-sheet may vary by as much as 10%.

Closing Date:	On or about November 30, 2006

Distribution Dates:	25th day of each month, or if such day is not a business day, the next succeeding business day, commencing in December 2006

Cut-off Date:	November 1, 2006

Payment Delay:	The Offered Certificates have a 0 day delay

Day Count:	The Offered Certificates are Actual/360

Administrative Fee Rate:	Sum of the Servicing Fee and Credit Risk Manager Fee equal to [0.2575%] per annum.

Denomination:	$100,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be [November] 2036.

SMMEA Eligibility:	All Offered Certificates will be SMMEA eligible (except for the Class 1-M2, Class 1-M3 and Class 1-M4 Certificates).

ERISA Eligibility:
All Offered Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:
The trust contains two sets of notes with two independent groups of collateral (the Group 1 and Group 2 Mortgage Loans) and two independent structures. The Group 1 structure is classified as a Senior/Subordinate/Overcollateralization structure.

Pricing Prepayment Assumption:	12% CPR in month 1, building to 30% CPR by month 12; 30% CPR from months 12-35; 35% CPR for months 36 and thereafter.

Pass-Through Rate:
➢  The Pass-Through Rate for each class of the Class 1-A and each class of Class 1-M Certificates on each Distribution Date is the lesser of:
•  (1) the Formula Rate
•  (2) the Net WAC Cap for that Distribution Date
➢  The Formula Rate for each class of Class 1-A and Class 1-M Certificates is as follows:
•       On or prior to the first possible Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a related margin which will be set at pricing and (ii) the Maximum Cap Rate.
•  After the first possible Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for each class of Class 1-A Certificates and 1-Month LIBOR plus 1.5x the initial margin for each class of Class 1-M Certificates and (ii) the Maximum Cap Rate.

Principal Payments for Class 1-A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class 1-A Certificates will receive ALL of the principal collected on the Group 1 Mortgage Loans plus any Excess Interest from the Group 1 Mortgage Loans required to maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class 1-A Certificates will be an amount such that the Class 1-A Certificates will have approximately 11.40% of the current principal balance of the Group 1 Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class 1-M Certificates:
The Class 1-M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate certificate principal balance of the Class 1-A Certificates is reduced to zero. Thereafter (assuming no Trigger Event is in effect), principal will be shared among the classes of Class 1-M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group 1 Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period plus any payments from the Cap Agreement expressed as a per annum rate on the aggregate principal balance of the Group 1 Mortgage Loans.

STRUCTURE SUMMARY

Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Group 1 Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group 1 Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group 1 Mortgage Loans.

Optional Termination Date:
10% cleanup call based on the Cut-off Date Principal Balance of the Group 1 Mortgage Loans. If such call is exercised, the Class 1-A and 1-M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class 1-A and Class 1-M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously accrued but not paid (if any)
➢  LIBOR Carryover Amount (if any)

Net WAC Cap Rate:
With respect to any Distribution Date, the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

STRUCTURE SUMMARY

LIBOR Carryover Amount:
For any Distribution Date, the excess, if any, of (i) the amount of interest the Class 1-A and Class 1-M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Cap Rate, plus the unpaid portion of any such excess from the immediately preceding Distribution Date plus interest accrued on such unpaid portion at the respective Formula Rate.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date, and
(y) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Group 1 Mortgage Loans, to cover certain interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the Net WAC Cap Rate.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing
(x) the sum of:
(i) the aggregate Certificate Principal Balance of the Class 1-M Certificates, and
(ii) the overcollateralization amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the aggregate principal balance of the Group 1 Mortgage Loans as of the last day of the related Due Period.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Servicer, the Master Servicer, the Paying Agent, the Trust Administrator, the Trustee or the Credit Risk Manager of (i) the aggregate amount of scheduled monthly payments on the Group 1 Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Group 1 Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Group 1 Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Group 1 Mortgage Loans due to the Optional Termination of the Trust); (iii) all principal and interest advances made by the Servicer or the Master Servicer with respect to the Group 1 Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer or the Master Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class 1-A and Class 1-M Certificates and (ii) the Principal Remittance Amount minus any Overcollateralization Release Amount.

STRUCTURE SUMMARY

Class 1-A Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group 1 Mortgage Loans plus 100% of the overcollateralization increase amount. With respect to any Distribution Date on or after the Stepdown Date or on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the aggregate certificate principal balance of the Class 1-A Certificates over (ii) the lesser of (a) approximately 88.60% of the outstanding principal balance of the Group 1 Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Group 1 Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the Group 1 Mortgage Loans as of the cut-off date.

Class 1-M Principal Distribution Amount:
For any class of Class 1-M Certificates with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior classes of Certificates after all principal distributions thereon on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class 1-M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class 1-M Certificates initial credit support percentage of the outstanding principal balance of the Group 1 Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Group 1 Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate Principal Balance of the Group 1 Mortgage Loans as of the Cut-off date.

Cap Agreement:
On the Closing Date, the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee for the Supplemental Interest Trust) will enter into a Cap Agreement with the Cap Provider for the benefit of the Class 1-A Certificates and the Class 1-M Certificates. Under the Cap Agreement, on each Distribution Date the Cap Provider will be obligated to make monthly payments to the trust (based on a notional amount) when 1-Month LIBOR exceeds [5.45%]. The schedule containing the notional amounts are in the tables on pages 16.

STRUCTURE SUMMARY

Payment Priority:
On each Distribution Date, Available Funds from the Group 1 Mortgage Loans will be distributed as follows:
1.  From the Interest Remittance Amount, to pay interest on the Class 1-A Certificates on a pro-rata basis based on the entitlement of such class, including any Interest Carry Forward Amount, and then, excluding any Interest Carry Forward Amount, to pay interest to the Class 1-M Certificates, sequentially.
2.  From the Principal Remittance Amount prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To pay the Class 1-A Certificates, until each such class is reduced to zero (in the priority described below).
b)  To pay any remaining Principal Distribution Amount to the Class 1-M Certificates sequentially until each such class has been reduced to zero.
3.  From the Principal Remittance Amount on or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To pay the Class 1-A Principal Distribution Amounts to the Class 1-A Certificates (in the priority described below), until each such class has been reduced to zero.
b)  To pay the respective Class 1-M Principal Distribution Amount, sequentially to the Class 1-M Certificates until each such class is reduced to zero.

With respect to the Class 1-A Certificates, all principal distributions will be distributed concurrently, to (a) the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates and (b) the Class 1-A4 Certificates, on a pro rata basis based on the aggregate certificate principal balance of such classes, until the certificate principal balance of each such class has been reduced to zero.  Principal payments pursuant to clause (a) of this paragraph will be paid, sequentially, to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates, in that order, until their respective certificate principal balances have been reduced to zero.

4.  From Excess Interest, to pay, up to an amount sufficient to restore the overcollateralization to the required level, to the Class 1-A and Class 1-M Certificates in the same manner in which the Principal Distribution Amount is paid.
5.  From Excess Interest plus any overcollateralization release amount, if any, to pay the Interest Carry Forward Amounts on the Class 1-M Certificates, sequentially.
6.  From Excess Interest plus any overcollateralization release amount, if any, to pay allocated Realized Loss Amounts on the Class 1-M Certificates, sequentially.
7.  From Excess Interest plus any overcollateralization release amount, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
(i)  to the Class 1-A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)  sequentially to the Class 1-M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class
8.  From the cash received from the cap agreement to cover interest carry forward amounts on the Class 1-A Certificates.
9.  To pay the cash received from the cap agreement in the same priority as clauses (4) to (7) above.
10.  To the holders of the Class 1-CE and Class 1-R Certificates as provided in the Pooling and Servicing Agreement.

Payment Priority (continued):
Notwithstanding the foregoing, on any Distribution Date on which the aggregate certificate principal balance of the Class 1-M Certificates and the Class 1-CE Certificates has been reduced to zero, principal distributions will be allocated first, concurrently, to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates, on a pro rata basis based on the certificate principal balance of each such class, until their current principal balance has been reduced to zero and second, to the Class 1-A4 Certificates, until its current principal balance has been reduced to zero.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i) the first Distribution Date after the Distribution Date on which the aggregate Certificate Principal Balance of the Class 1-A Certificates is zero, and
(ii) the later to occur of:
(x) the 37th Distribution Date and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial percentage

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
➢  If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [40.00]% of the Senior Enhancement Percentage; or
➢  the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date Percentage	Percentage
December 2008 through November 2009	[0.20]%
December 2009 through November 2010	[0.45]%
December 2010 through November 2011	[0.75]%
December 2011 through November 2012	[1.10]%
December 2012 and thereafter	[1.30]%

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Group 1 Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Group 1 Mortgage Loans in foreclosure and Group 1 Mortgage Loans in bankruptcy which are delinquent 60 days or more by (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Group 1 Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

CREDIT ENHANCEMENT SUMMARY

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination

Initial Credit Support*		Target Credit Support On or After Stepdown Date*
Class	Percentage**	Class	Percentage**
A	5.70%	A	11.40%
M1	3.40%	M1	6.80%
M2	1.90%	M2	3.80%
M3	1.30%	M3	2.60%
M4	0.80%	M4	1.60%

* Includes Overcollateralization
**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the aggregate principal balance of the Group 1 Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the aggregate Certificate Principal Balance of the Class 1-A and Class 1-M Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x) the Targeted Overcollateralization Amount for such Distribution Date over
(y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

CREDIT ENHANCEMENT SUMMARY

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately 0.80% of the aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-off Date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 1.60% of the then current aggregate outstanding principal balance of the Group 1 Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Group 1 Mortgage Loans as of the Cut-off Date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Group 1 Mortgage Loans will be applied:
➢  First to reduce the Excess Interest and overcollateralization amount
➢  Then to the Class 1-M Certificates, reverse sequentially, until each such class has been reduced to zero
Realized losses on the mortgage loans will be allocated to the Class 1-A4 Certificates until reduced to zero and then to the Class 1-A1, Class 1-A2 and Class 1-A3 Certificates on a prorata basis.

Class	Loss Protection
Class 1-A1, Class 1-A2 and Class 1-A3 Certificates	15.13% (+/- 50bps)
Class 1-A4 Certificates	5.70% (+/- 50 bps)

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the Group 1 Mortgage Loans.

Compensating Interest:
With respect to each principal prepayment of a mortgage loan, the Servicer will be obligated to pay an amount which, when added to all amounts allocable to interest received in connection with the principal prepayment, equals one month's interest on the amount of principal so prepaid at the applicable mortgage loan remittance rate. However, the aggregate amount of Compensating Interest payable by the Servicer for any month is capped out by the aggregate Servicing Fees actually received by the Servicer for such month. To the extent the Servicer fails to pay any compensating interest that it is required to pay, the Master Servicer will be required to make such payment of compensating interest.

Net WAC Cap and Effective Maximum Rate for the Class 1-A and Class 1-M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	7.74	22.18	37	6.45	18.17
2	6.24	20.64	38	6.25	17.99
3	6.24	20.60	39	6.25	17.90
4	6.91	21.22	40	6.91	18.48
5	6.24	20.50	41	6.25	17.72
6	6.45	20.65	42	6.45	17.84
7	6.24	20.38	43	6.25	17.54
8	6.45	20.52	44	6.45	17.66
9	6.24	20.24	45	6.25	17.36
10	6.24	20.16	46	6.25	17.27
11	6.45	20.28	47	6.45	17.39
12	6.24	19.99	48	6.25	17.09
13	6.45	20.13	49	6.45	17.21
14	6.25	19.84	50	6.25	16.91
15	6.25	19.76	51	6.26	16.86
16	6.68	20.11	52	6.93	17.44
17	6.25	19.60	53	6.26	16.68
18	6.45	19.72	54	6.47	16.82
19	6.25	19.44	55	6.27	16.56
20	6.45	19.57	56	6.51	16.79
21	6.25	19.28	57	6.41	16.97
22	6.25	19.20	58	6.71	18.30
23	6.45	19.33	59	7.24	20.11
24	6.25	19.04	60	7.01	19.72
25	6.45	19.17	61	7.24	19.96
26	6.25	18.88	62	7.01	19.53
27	6.25	18.81	63	7.01	9.94
28	6.91	19.40	64	7.49	10.63
29	6.25	18.65	65	7.01	9.94
30	6.45	18.78	66	7.24	10.28
31	6.25	18.50	67	7.01	9.94
32	6.45	18.63	68	7.24	10.28
33	6.25	18.34	69	7.01	9.94
34	6.25	18.25	70	7.01	9.94
35	6.45	18.36	71	7.24	10.27
36	6.25	18.06	72	7.01	9.94

Assumptions:
(1)	Assumes 1-Month LIBOR, 6-Month LIBOR, 12-Month LIBOR and 1-Year CMT stays at 5.32%, 5.39%, 5.34% and 5.03%, respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1m LIBOR, 6mLIBOR, 1yLIBOR and 1yCMT increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement

Cap Agreement Schedule

Cap Agreement Schedule, Strike = [5.45%] for all Periods.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	413,427,000.00	33	142,761,902.52
2	406,122,689.24	34	137,137,354.63
3	398,052,370.17	35	131,231,028.99
4	389,369,646.15	36	125,562,743.15
5	380,206,607.65	37	120,133,137.75
6	370,483,583.25	38	116,182,447.93
7	360,301,340.16	39	111,200,482.51
8	349,523,418.03	40	106,428,306.57
9	338,327,667.56	41	101,857,088.67
10	326,924,343.45	42	97,478,369.07
11	315,455,793.17	43	93,284,044.05
12	304,376,281.01	44	89,266,350.95
13	293,681,687.14	45	85,417,853.81
14	283,358,758.30	46	81,731,429.63
15	273,394,465.02	47	78,200,255.18
16	263,776,351.61	48	74,817,794.44
17	254,492,394.84	49	71,577,786.44
18	245,530,988.97	50	68,474,235.95
19	236,880,931.27	51	65,501,395.58
20	228,531,407.96	52	62,653,449.46
21	220,471,980.80	53	59,925,463.13
22	212,692,573.99	54	57,312,368.09
23	205,183,461.58	55	54,809,262.54
24	197,935,255.37	56	52,411,456.77
25	190,938,893.15	57	50,113,864.54
26	184,185,630.25	58	47,909,484.18
27	177,657,538.92	59	45,788,313.33
28	171,355,697.80	60	43,747,787.83
29	165,272,909.89	61	41,793,827.04
30	159,397,819.97	62	39,922,982.41
31	153,719,049.77	63 and Thereafter	0.00
32	148,207,509.39

Sensitivity Analysis - To Maturity

Percent of Prepay Assumption	50%	100%	150%	200%

Class 1-A1
WAL	1.91	1.00	0.68	0.52
Principal Window	1 - 47	1 - 24	1 - 16	1 - 12
Principal Window End Date	Oct-10	Nov-08	Mar-08	Nov-07

Class 1-A2
WAL	5.90	3.00	1.89	1.34
Principal Window	47 - 104	24 - 52	16 - 32	12 - 22
Principal Window End Date	Jul-15	Mar-11	Jul-09	Sep-08

Class 1-A3
WAL	12.93	6.48	4.04	2.53
Principal Window	104 - 287	52 - 152	32 - 94	22 - 63
Principal Window End Date	Oct-30	Jul-19	Sep-14	Feb-12

Class 1-A4
WAL	5.25	2.66	1.69	1.15
Principal Window	1 - 287	1 - 152	1 - 94	1 - 63
Principal Window End Date	Oct-30	Jul-19	Sep-14	Feb-12

Class 1-M1
WAL	8.51	4.45	3.54	3.73
Principal Window	50 - 188	37 - 94	39 - 59	42 - 49
Principal Window End Date	Jul-22	Sep-14	Oct-11	Dec-10

Class 1-M2
WAL	8.14	4.24	3.34	3.32
Principal Window	50 - 161	37 - 80	38 - 51	39 - 42
Principal Window End Date	Apr-20	Jul-13	Feb-11	May-10

Class 1-M3
WAL	7.57	3.96	3.14	3.16
Principal Window	50 - 129	37 - 64	37 - 42	38 - 39
Principal Window End Date	Aug-17	Mar-12	May-10	Feb-10

Class 1-M4
WAL	6.75	3.57	3.07	3.09
Principal Window	50 - 107	37 - 54	37 - 37	37 - 38
Principal Window End Date	Oct-15	May-11	Dec-09	Jan-10

Sensitivity Analysis - To Call

Percent of Prepay Assumption	50%	100%	150%	200%

Class 1-A1
WAL	1.91	1.00	0.68	0.52
Principal Window	1 - 47	1 - 24	1 - 16	1 - 12
Principal Window End Date	Oct-10	Nov-08	Mar-08	Nov-07

Class 1-A2
WAL	5.90	3.00	1.89	1.34
Principal Window	47 - 104	24 - 52	16 - 32	12 - 22
Principal Window End Date	Jul-15	Mar-11	Jul-09	Sep-08

Class 1-A3
WAL	11.06	5.52	3.46	2.36
Principal Window	104 - 144	52 - 72	32 - 46	22 - 33
Principal Window End Date	Nov-18	Nov-12	Sep-10	Aug-09

Class 1-A4
WAL	4.89	2.48	1.58	1.12
Principal Window	1 - 144	1 - 72	1 - 46	1 - 33
Principal Window End Date	Nov-18	Nov-12	Sep-10	Aug-09

Class 1-M1
WAL	8.11	4.25	3.42	2.74
Principal Window	50 - 144	37 - 72	39 - 46	33 - 33
Principal Window End Date	Nov-18	Nov-12	Sep-10	Aug-09

Class 1-M2
WAL	8.06	4.21	3.32	2.74
Principal Window	50 - 144	37 - 72	38 - 46	33 - 33
Principal Window End Date	Nov-18	Nov-12	Sep-10	Aug-09

Class 1-M3
WAL	7.57	3.96	3.14	2.74
Principal Window	50 - 129	37 - 64	37 - 42	33 - 33
Principal Window End Date	Aug-17	Mar-12	May-10	Aug-09

Class 1-M4
WAL	6.75	3.57	3.07	2.74
Principal Window	50 - 107	37 - 54	37 - 37	33 - 33
Principal Window End Date	Oct-15	May-11	Dec-09	Aug-09

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	1.92	25	0.98	49	0.99
2	0.83	26	0.81	50	0.82
3	0.83	27	0.81	51	0.84
4	1.37	28	1.35	52	1.38
5	0.83	29	0.81	53	0.84
6	1.01	30	0.99	54	1.03
7	0.83	31	0.81	55	0.87
8	1.01	32	0.99	56	1.08
9	0.83	33	0.81	57	1.02
10	0.82	34	0.82	58	1.33
11	1.00	35	0.99	59	1.83
12	0.82	36	0.82	60	1.67
13	1.00	37	1.00	61	1.85
14	0.82	38	0.79	62	1.68
15	0.82	39	0.80	63	1.69
16	1.18	40	1.34	64	2.06
17	0.82	41	0.79	65	1.71
18	0.99	42	0.97	66	1.89
19	0.81	43	0.80	67	1.72
20	0.99	44	0.98	68	1.91
21	0.81	45	0.80	69	1.74
22	0.81	46	0.81	70	1.75
23	0.99	47	0.99	71	1.94
24	0.81	48	0.81	72	1.77

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Static Indices: 6-Month LIBOR = 5.39%, 12-Month LIBOR = 5.34% and 1-Year CMT 5.03%
4. 10% optional clean-up call
5. Includes payments made from the Cap Agreement

Assumed Monthly Excess Interest at Forward Indices

Period	Excess Interest at Forward Indices (%)	Period	Excess Interest at Forward Indices (%)	Period	Excess Interest at Forward Indices (%)
1	1.88	25	1.52	49	1.39
2	0.80	26	1.35	50	1.22
3	0.81	27	1.34	51	1.23
4	1.36	28	1.83	52	1.73
5	0.84	29	1.33	53	1.22
6	1.04	30	1.49	54	1.39
7	0.90	31	1.33	55	1.23
8	1.12	32	1.49	56	1.41
9	1.01	33	1.32	57	1.32
10	1.07	34	1.32	58	1.51
11	1.31	35	1.48	59	1.89
12	1.19	36	1.31	60	1.72
13	1.41	37	1.47	61	1.89
14	1.28	38	1.28	62	1.72
15	1.31	39	1.28	63	1.73
16	1.65	40	1.77	64	2.07
17	1.34	41	1.26	65	1.73
18	1.51	42	1.43	66	1.90
19	1.36	43	1.25	67	1.74
20	1.53	44	1.42	68	1.91
21	1.37	45	1.24	69	1.74
22	1.37	46	1.24	70	1.74
23	1.53	47	1.40	71	1.91
24	1.36	48	1.23	72	1.75

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Indices: All indices are at forward
4. 10% optional clean-up call
5. Includes payments made from the Cap Agreement
6. 15 day Lookback for forward curves

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL	Cum Loss (%)
M1	9.87%	9.3	5.79%
M2	7.18%	10.64	4.41%
M3	6.11%	12.54	3.83%
M4	5.38%	12.95	3.42%

Assumptions

1.	Trigger Event fail
2.	25 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	Certificates use 1-month LIBOR forward and collateral uses all indices at forward

Collateral Description

Product Type	5 Year Hybrid ARMs	7 Year Hybrid ARMs	Aggregate: 5 & 7 Year Hybrid ARMs
Aggregate Principal Balance	$319,432,594.28	$97,177,149.99	$416,609,744.27
Average Loan Balance	$365,483.52	$362,601.31	$364,807.13
Number of Loans	874	268	1,142
WA Months to Roll	57	82	63
WA Term to Maturity	357	358	357
Gross WAC (%)	6.681%	6.792%	6.707%
WA Servicing Fee (%)	0.25%	0.25%	0.25%
Net WAC (%)	6.431%	6.542%	6.457%
WA Initial Cap (%)	5.000%	5.000%	5.000%
WA Periodic Cap (%)	1.991%	1.968%	1.985%
WA Lifetime Cap (%)	11.681%	11.792%	11.707%
Minimum Coupon (%)	5.500%	5.625%	5.500%
Maximum Coupon (%)	7.875%	7.500%	7.875%
Maximum Interest Rate (%)	12.875%	12.500%	12.875%
WA Gross Margin (%)	2.594%	2.614%	2.599%
WA Net Margin (%)	2.344%	2.364%	2.349%
6-Month LIBOR Indexed (%)	0.95%	3.19%	1.47%
12-Month LIBOR Indexed (%)	30.17%	23.94%	28.71%
1-Year CMT Indexed (%)	68.89%	72.87%	69.81%
Non- Zero WA FICO	735	734	735
Interest Only (%)	89.49%	86.82%	88.87%
Cash Out Refinance (%)	27.97%	27.65%	27.89%
California (%)	40.23%	36.84%	39.44%
Primary Residence (%)	44.13%	51.63%	45.88%
Single Family and PUD (%)	72.72%	71.77%	72.50%
Largest Loan Balance	$2,000,000	$2,000,000	$2,000,000
WA Original LTV (%)	72.37%	73.32%	72.59%
WA Current LTV (%)	72.26%	73.24%	72.49%
Originator:	Wells Fargo: 100.00%	Wells Fargo: 100.00%	Wells Fargo: 100.00%

Collateral Summary
Collateral statistics for the Group 1 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	1,142
Aggregate Original Principal Balance:	$417,685,693.00	(+/-) 7%
Aggregate Current Principal Balance:	$416,609,744.27	(+/-) 7%
Average Original Loan Balance:	$365,749.29	Approx.
Average Current Loan Balance:	$364,807.13	Approx.
Percent of Interest Only Loans:	88.87%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	0.00%
Wtd. Avg. Net/Gross Coupon:	6.457% / 6.707%	(+/-) 7 bps
GWAC Range:	5.500% - 7.875%	Approx.
Index:
6-Month LIBOR	1.47%	Approx.
12-Month LIBOR	28.71%	Approx.
1-Year CMT	69.81%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.000% / 2.250%	(+/-) 7 bps
12-Month LIBOR	2.000% / 2.250%	(+/-) 7 bps
1-Year CMT	2.499% / 2.749%	(+/-) 7 bps
Reset Frequency:
Annually	98.53%	Approx.
Semi-Annually	1.47%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	63	(+/-) 1 month
Wtd. Avg. Next Change Date:	1/24/2012	Approx.
Initial Cap:	5.000%	Approx.
Periodic Cap:	1.985%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.349% / 2.599%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.457% / 11.707%	(+/-) 7 bps
Wtd. Avg. Original LTV:	72.59%	Approx.
Wtd. Avg. Combined LTV:	76.70%	Approx.
Percent with Simultaneous Second Lien:	32.75%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	735	Approx.
Geographic Distribution: (>5%)
California	39.44%	Approx.
Florida	11.48%	Approx.
Washington	5.61%	Approx.
Originator:
Wells Fargo	100.00%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
30,730.99 - 50,000.00	6	246,916.43	0.06	6.880	698	72.44
50,000.01 - 75,000.00	11	739,919.19	0.18	7.010	702	79.76
75,000.01 - 100,000.00	36	3,238,281.54	0.78	6.792	748	77.38
100,000.01 - 125,000.00	60	6,856,303.43	1.65	6.783	739	76.94
125,000.01 - 150,000.00	86	11,960,529.83	2.87	6.810	744	77.47
150,000.01 - 175,000.00	89	14,543,738.42	3.49	6.807	743	77.23
175,000.01 - 200,000.00	82	15,463,325.54	3.71	6.769	741	75.91
200,000.01 - 225,000.00	87	18,521,160.16	4.45	6.796	746	75.57
225,000.01 - 250,000.00	78	18,671,603.85	4.48	6.751	737	74.11
250,000.01 - 275,000.00	66	17,227,224.46	4.14	6.768	734	76.30
275,000.01 - 300,000.00	72	20,625,569.55	4.95	6.729	737	73.56
300,000.01 - 333,700.00	43	13,749,955.10	3.30	6.830	741	74.81
333,700.01 - 350,000.00	22	7,540,230.56	1.81	6.676	740	69.86
350,000.01 - 400,000.00	62	23,507,524.82	5.64	6.769	733	74.31
400,000.01 - 500,000.00	89	40,014,004.87	9.60	6.730	739	72.35
500,000.01 - 600,000.00	42	22,647,982.06	5.44	6.752	737	73.23
600,000.01 - 700,000.00	68	44,839,797.26	10.76	6.732	731	73.42
700,000.01 - 800,000.00	53	39,907,694.42	9.58	6.621	732	74.00
800,000.01 - 900,000.00	31	26,635,406.00	6.39	6.724	717	71.39
900,000.01 - 1,000,000.00	35	33,672,235.41	8.08	6.614	730	72.71
1,000,000.01 - 1,500,000.00	14	17,455,084.91	4.19	6.510	743	57.82
1,500,000.01 - 2,000,000.00	10	18,545,256.46	4.45	6.429	723	58.60
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59
The average current balance, as of the cut-off date is approximately $364,807.13.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
30,800.00 - 50,000.00	6	246,916.43	0.06	6.880	698	72.44
50,000.01 - 75,000.00	11	739,919.19	0.18	7.010	702	79.76
75,000.01 - 100,000.00	36	3,238,281.54	0.78	6.792	748	77.38
100,000.01 - 125,000.00	59	6,755,876.43	1.62	6.780	739	76.67
125,000.01 - 150,000.00	85	11,818,029.83	2.84	6.808	745	77.45
150,000.01 - 175,000.00	90	14,686,238.42	3.53	6.809	743	77.25
175,000.01 - 200,000.00	82	15,463,325.54	3.71	6.769	741	75.91
200,000.01 - 225,000.00	88	18,621,587.16	4.47	6.797	746	75.67
225,000.01 - 250,000.00	77	18,425,033.88	4.42	6.753	736	74.62
250,000.01 - 275,000.00	66	17,227,224.46	4.14	6.768	734	76.30
275,000.01 - 300,000.00	72	20,625,569.55	4.95	6.729	737	73.56
300,000.01 - 333,700.00	43	13,749,955.10	3.30	6.830	741	74.81
333,700.01 - 350,000.00	21	7,190,323.06	1.73	6.666	738	69.36
350,000.01 - 400,000.00	63	23,857,432.32	5.73	6.771	734	74.39
400,000.01 - 500,000.00	90	40,260,574.84	9.66	6.730	740	72.13
500,000.01 - 600,000.00	41	22,058,854.66	5.29	6.782	740	73.06
600,000.01 - 700,000.00	68	44,783,559.66	10.75	6.718	729	74.00
700,000.01 - 800,000.00	53	39,907,694.42	9.58	6.621	732	74.00
800,000.01 - 900,000.00	31	26,635,406.00	6.39	6.724	717	71.39
900,000.01 - 1,000,000.00	35	33,672,235.41	8.08	6.614	730	72.71
1,000,000.01 - 1,500,000.00	15	18,100,449.91	4.34	6.518	745	57.16
1,500,000.01 - 2,000,000.00	10	18,545,256.46	4.45	6.429	723	58.60
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59
The average balance at origination, as of the cut-off date is approximately $365,749.29.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Wells Fargo	1,142	416,609,744.27	100.00	6.707	735	72.59
	1,142	416,609,744.27	100.00	6.707	735	72.59

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.500 - 5.900	12	7,814,555.81	1.88	5.729	718	67.83
6.000 - 6.400	167	76,832,959.37	18.44	6.289	737	71.22
6.500 - 6.900	679	243,164,360.45	58.37	6.705	737	72.00
7.000 - 7.400	260	83,038,953.83	19.93	7.133	728	75.68
7.500 - 7.875	24	5,758,914.81	1.38	7.555	732	77.69
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59
The weighted average current rate, as of the cut-off date is approximately 6.707%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	1,142	416,609,744.27	100.00	6.707	735	72.59
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
312 - 359	1,142	416,609,744.27	100.00	6.707	735	72.59
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59
The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	1,142	416,609,744.27	100.00	6.707	735	72.59
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Second	791	280,170,065.23	67.25	6.705	737	70.84
Has Simultaneous Second	351	136,439,679.04	32.75	6.711	731	76.18
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
16.23 - 20.00	1	844,000.00	0.20	6.875	753	16.23
20.01 - 25.00	1	300,000.00	0.07	6.875	768	23.08
25.01 - 30.00	3	1,322,237.77	0.32	6.300	762	28.83
30.01 - 35.00	5	2,169,993.52	0.52	6.512	759	32.85
35.01 - 40.00	14	4,886,713.30	1.17	6.642	756	37.51
40.01 - 45.00	13	4,282,749.98	1.03	6.740	760	42.43
45.01 - 50.00	28	15,478,810.13	3.72	6.618	735	48.64
50.01 - 55.00	27	12,267,739.98	2.94	6.619	725	52.53
55.01 - 60.00	39	20,756,662.61	4.98	6.648	748	57.95
60.01 - 65.00	73	43,142,131.39	10.36	6.640	730	63.55
65.01 - 70.00	85	34,158,726.79	8.20	6.689	743	68.99
70.01 - 75.00	92	30,902,310.61	7.42	6.754	727	74.09
75.01 - 80.00	694	233,123,661.40	55.96	6.719	734	79.62
85.01 - 90.00	38	7,433,660.32	1.78	7.129	715	89.89
90.01 - 95.00	27	5,055,634.36	1.21	6.916	722	95.00
95.01 - 100.00	2	484,712.11	0.12	6.120	653	100.00
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 72.59%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
16.23 - 20.00	1	844,000.00	0.20	6.875	753	16.23
20.01 - 30.00	4	1,622,237.77	0.39	6.406	763	27.77
30.01 - 40.00	17	6,256,706.82	1.50	6.597	758	36.20
40.01 - 50.00	40	19,671,640.32	4.72	6.638	740	47.11
50.01 - 60.00	62	28,292,715.47	6.79	6.614	741	55.30
60.01 - 70.00	134	61,967,993.65	14.87	6.697	738	65.17
70.01 - 75.00	76	28,774,498.55	6.91	6.696	727	72.95
75.01 - 80.00	418	142,212,171.74	34.14	6.705	737	78.33
80.01 - 85.00	9	5,089,851.09	1.22	6.627	745	76.02
85.01 - 90.00	240	88,273,737.18	21.19	6.719	728	79.85
90.01 - 95.00	76	15,898,807.13	3.82	6.827	739	84.16
95.01 - 100.00	65	17,705,384.55	4.25	6.912	716	79.89
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 76.70%

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
613 - 620	1	589,127.40	0.14	5.625	613	79.62
621 - 640	1	330,000.00	0.08	6.000	635	100.00
641 - 660	16	7,252,187.61	1.74	6.629	655	69.97
661 - 680	55	18,267,875.97	4.38	6.701	672	75.05
681 - 700	151	62,805,343.60	15.08	6.786	691	75.24
701 - 720	175	67,615,132.75	16.23	6.709	710	72.58
721 - 740	206	79,895,752.66	19.18	6.734	731	73.55
741 - 760	174	59,859,829.58	14.37	6.665	751	70.59
761 - 780	174	58,573,462.94	14.06	6.688	770	70.53
781 - 800	152	48,225,561.78	11.58	6.682	789	71.58
801 - 818	37	13,195,469.98	3.17	6.638	806	73.07
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59
The non-zero weighted average FICO, as of the cut-off date is approximately 735.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	334	164,295,858.68	39.44	6.686	731	70.12
Florida	134	47,844,786.03	11.48	6.750	736	72.14
Washington	84	23,372,144.31	5.61	6.721	739	76.54
Arizona	58	16,702,743.21	4.01	6.835	742	75.21
New Jersey	26	13,098,906.54	3.14	6.755	740	74.16
Nevada	36	12,211,528.62	2.93	6.706	735	74.09
Virginia	25	11,469,934.62	2.75	6.790	735	74.73
Georgia	51	11,430,695.36	2.74	6.711	732	74.22
North Carolina	41	11,120,990.79	2.67	6.703	728	73.05
New York	16	10,874,933.30	2.61	6.425	728	70.60
Colorado	44	10,604,021.56	2.55	6.752	740	72.80
Maryland	28	10,428,029.58	2.50	6.609	718	74.19
Oregon	39	10,178,713.31	2.44	6.704	747	76.83
Illinois	31	9,886,934.36	2.37	6.841	729	76.49
Massachusetts	12	9,051,781.55	2.17	6.696	751	67.30
Hawaii	9	6,748,963.47	1.62	6.482	759	66.17
Texas	30	4,910,959.17	1.18	6.827	730	82.31
Utah	20	4,375,022.50	1.05	6.698	739	76.86
Others	124	28,002,797.31	6.72	6.735	744	77.92
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59

Index	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	329	119,626,556.00	28.71	6.728	734	72.13
6-Month LIBOR	20	6,128,008.20	1.47	6.941	723	76.82
1-Year CMT	793	290,855,180.07	69.81	6.693	736	72.69
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	20	6,128,008.20	1.47	6.941	723	76.82
Annually	1,122	410,481,736.07	98.53	6.703	735	72.52
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59

Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	350	126,176,322.93	30.29	6.738	733	72.32
2.501 - 2.750	792	290,433,421.34	69.71	6.693	736	72.70
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59
The weighted average margin, as of the cut-off date is approximately 2.599%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	1,142	416,609,744.27	100.00	6.707	735	72.59
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	20	6,128,008.20	1.47	6.941	723	76.82
2.000	1,122	410,481,736.07	98.53	6.703	735	72.52
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.985%

Maximum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
10.500 - 10.900	12	7,814,555.81	1.88	5.729	718	67.83
11.000 - 11.400	167	76,832,959.37	18.44	6.289	737	71.22
11.500 - 11.900	679	243,164,360.45	58.37	6.705	737	72.00
12.000 - 12.400	260	83,038,953.83	19.93	7.133	728	75.68
12.500 - 12.875	24	5,758,914.81	1.38	7.555	732	77.69
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.707%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	350	126,176,322.93	30.29	6.738	733	72.32
2.501 - 2.750	792	290,433,421.34	69.71	6.693	736	72.70
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.599%.

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2007-11	1	589,127.40	0.14	5.625	613	79.62
2011-01	2	3,100,000.00	0.74	5.742	703	63.28
2011-02	1	330,000.00	0.08	6.000	635	100.00
2011-03	1	118,316.00	0.03	6.500	688	80.00
2011-04	5	1,461,819.61	0.35	6.235	766	78.02
2011-05	8	3,064,431.97	0.74	6.468	757	71.64
2011-06	21	10,031,035.93	2.41	6.552	741	69.40
2011-07	124	41,937,973.04	10.07	6.606	743	71.57
2011-08	340	122,984,687.87	29.52	6.691	738	72.09
2011-09	363	133,473,706.03	32.04	6.740	730	73.08
2011-10	8	2,341,496.43	0.56	6.908	749	76.58
2013-06	3	1,523,608.97	0.37	6.468	735	80.00
2013-07	13	6,754,786.00	1.62	6.772	747	75.52
2013-08	62	22,945,184.61	5.51	6.822	742	72.74
2013-09	186	64,163,581.22	15.40	6.794	729	73.30
2013-10	4	1,789,989.19	0.43	6.705	739	67.36
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	757	293,632,849.77	70.48	6.703	733	72.26
Condominium	259	73,344,776.58	17.61	6.680	737	74.46
Two to Four Family	88	41,225,326.92	9.90	6.779	739	70.65
PUD	38	8,406,791.00	2.02	6.734	737	77.24
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	356	191,135,487.10	45.88	6.655	724	74.06
Investor	719	195,388,971.53	46.90	6.763	744	71.41
Second Home	67	30,085,285.64	7.22	6.671	739	70.84
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	714	241,072,262.08	57.87	6.709	740	77.31
Cash-Out Refinance	273	116,205,608.07	27.89	6.695	728	63.80
Rate/Term Refinance	155	59,331,874.12	14.24	6.721	727	70.59
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Verified Income - Verified Assets	643	171,549,164.63	41.18	6.704	742	72.30
Stated Income - Verified Assets	266	159,742,630.46	38.34	6.663	727	71.61
Stated Income - Stated Assets	176	70,189,351.92	16.85	6.756	737	74.79
No Income - No Assets	36	9,821,040.29	2.36	6.892	731	73.66
No Income - Verified Assets	12	3,177,390.93	0.76	7.065	716	76.42
No Income - Stated Assets	9	2,130,166.04	0.51	7.218	717	85.68
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	135	46,366,480.15	11.13	6.751	724	71.04
60	527	189,573,130.87	45.50	6.668	736	72.28
84	157	60,092,976.61	14.42	6.759	739	73.82
120	323	120,577,156.64	28.94	6.726	735	73.06
Total:	1,142	416,609,744.27	100.00	6.707	735	72.59